United states

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Schedule 14c information

Information Statement Pursuant to Section 14(c)

of the Securities Exchange Act of 1934

Check the appropriate box:

[ ]	Preliminary Information Statement
[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2)
[X]	Definitive Information Statement

Sustainable Petroleum Group Inc.

(Name of Registrant As Specified In Chapter)

Payment of Filing Fee (Check the appropriate box)

[X]	No fee required

[ ]	Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

[ ]	Fee paid previously with preliminary materials.

[ ]	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

Schedule 14C - Information Statement	Page 2

Definitive Copy

sustainable petroleum group inc.

(a Nevada corporation)

Information Statement

Date first mailed to stockholders: September 20, 2017

2316 Pine Ridge Road, 383

Naples, Florida

34109

(Principal Executive Offices)

We are not asking you for a proxy and you are requested not to send us a proxy.

Item 1. Information Required by Items of Schedule 14A.

a.	Introduction.

This Information Statement has been filed with the Securities and Exchange Commission and is being mailed or otherwise furnished to the registered stockholders of SPGX in connection with the prior approval by the board of directors of SPGX, and receipt by the board of approval by written consent of the holders of a majority of SPGX’s outstanding shares of common stock, of a resolution to,

1.	amend Article 1 of the Articles of Sustainable Petroleum Group Inc. by changing the name of Sustainable Petroleum Group Inc. to “Sustainable Projects Group Inc.”, or, if the new name is unacceptable to the applicable regulators having jurisdiction over the affairs of Sustainable Petroleum Group Inc., to any such other name that is approved by the board of directors in its sole discretion.

( the “Resolutions”).

Section 78.320 of the Nevada Revised Statutes and the By-laws of SPGX provide that any action required or permitted to be taken at a meeting of the stockholders may be taken without a meeting if stockholders holding at least a majority of the voting power sign a written consent approving the action.

On September 1, 2017, the board of directors of SPGX approved and recommended the Resolutions. Subsequently, the holders of a majority of the voting power signed and delivered to SPGX written consents representing at least 59.1% of the voting shares of common stock approving the Resolutions, in lieu of a meeting. Since the holders of the required majority of shares of common stock have approved the Resolutions, no other votes are required or necessary and no proxies are being solicited with this Information Statement.

SPGX has obtained all necessary corporate approvals in connection with the Resolutions and your consent is not required and is not being solicited in connection with the approval of the Resolutions. This Information Statement is furnished solely for the purpose of informing stockholders in the manner required under the Securities Exchange Act of 1934 of these corporate actions before they take effect.

The Resolutions will not become effective until (i) 21 days from the date this Information Statement is first mailed to the stockholders, or, (ii) such later date as approved by the board of directors, in its sole discretion. The Certificate of Amendment will be filed with the Secretary of State of Nevada and is expected to become effective on or about October 11, 2017.

This Information Statement is dated September 19, 2017 and is first being mailed to stockholders on or about September 20, 2017. Only stockholders of record at the close of business on September 1, 2017 are entitled to notice of the Resolutions and to receive this Information Statement.

Sustainable Petroleum Group Inc.

Schedule 14C - Information Statement	Page 3

Reasons for the Amendments to Articles

Management believes that the Resolutions are in the best interests of SPGX and its shareholders. The amendment to the Articles of Incorporation of SPGX to change its name is being made, in part, to assist management in expanding the business of SPGX and to focus, identify, and assess new projects for acquisition that are global and sustainable in nature. It is management’s intent to develop its existing assets or acquire new assets that will generate revenues for SPGX, and management will continue to focus on the development on its existing assets. In anticipation of expanding its business, management has decided that SPGX should begin the timely process of changing its name. Management believes that the name change will result in SPGX having a name that more accurately reflects the expanded focus of its business.

Presently, SPGX does not have any plans, proposals or arrangements, written or otherwise, to issue any of the authorized shares of common stock for any purpose, including future acquisitions and/or financings, except for a possible private placement for working capital. Also, SPGX is not aware of any potential change of control. See “b. Voting Securities and Principal Holders Thereof” below for more information.

Potential Anti-takeover Effect

Release No. 34-15230 of the staff of the Securities and Exchange Commission requires disclosure and discussion of the effects of any shareholder proposal that may be used as an anti-takeover device. However, as indicated above, the purpose of the name change is to have a name that more accurately reflects the new focus of SPGX’s business, and not to construct or enable any anti-takeover defense or mechanism on behalf of SPGX. The amendment is not being undertaken in response to any effort of which the Board of Directors is aware to accumulate shares of common stock or obtain control of SPGX.

Other than the Resolutions, the Board of Directors does not currently contemplate the adoption of any other amendments to the Articles of Incorporation that could be construed to affect the ability of third parties to take over or change the control of SPGX.

SPGX has no anti-takeover mechanisms present in its governing documents or otherwise. SPGX confirms that there are no plans or proposals to adopt any such provisions or mechanisms or to enter into any arrangements that may have material anti-takeover consequences.

Other provisions of SPGX’s Articles of Incorporation and Bylaws may have anti-takeover effects, making it more difficult for or preventing a third party from acquiring control of SPGX or changing its Board of Directors and management. According to SPGX’s Articles of Incorporation and Bylaws, the holders of SPGX’s common stock do not have cumulative voting rights in the election of SPGX’s directors. The combination of the present ownership by a few stockholders of a significant portion of SPGX’s issued and outstanding common stock and lack of cumulative voting makes it more difficult for other stockholders to replace SPGX’s Board of Directors or for a third party to obtain control of SPGX by replacing its Board of Directors.

However, Nevada, like many other states, permits a corporation to adopt a number of measures designed to reduce a corporation’s vulnerability to unsolicited takeover attempts through amendment of the corporate charter or bylaws or otherwise, such as certain defensive strategies that include, but are not limited to, the adoption of a severance plan for management and key employees, which becomes effective upon the occurrence of a change in control, the establishment of a staggered board of directors, the elimination of the right to remove a director other than for cause, and the authorization of preferred stock, the rights and preferences of which may be determined by the board. None of these measures have been adopted by SPGX nor will be adopted as part of the Resolutions.

Dissenters’ Right of Appraisal.

Neither the Articles and By-laws of SPGX nor the Nevada Revised Statutes provide for dissenters’ rights of appraisal in connection with the Resolutions.

Sustainable Petroleum Group Inc.

Schedule 14C - Information Statement	Page 4

b. Voting Securities and Principal Holders Thereof

As of September 1, 2017, there were 8,906,909 outstanding shares of common stock of SPGX, each of which was entitled to one vote for the purpose of approving the Resolutions. Stockholders of record at the close of business on September 1, 2017 (the date of the stockholders’ written consent) were furnished copies of this Information Statement.

SPGX confirms that there are no convertible securities in existence that are convertible into shares of common stock.

(i) Security Ownership of Certain Beneficial Owners (more than 5%)

To the best knowledge of SPGX, the following table sets forth all persons beneficially owning more than 5% of the common stock of SPGX as at September 1, 2017. Unless otherwise indicated, each of the following persons may be deemed to have sole voting and dispositive power with respect to such shares.

(1) Title of Class	(2) Name and Address of Beneficial Owner	(3) Amount and Nature of Beneficial Owner [1]		(4) Percent of Class [2]
common stock	Christopher Grunder 2316 Pine Ridge Road, 383 Naples, Florida 34109	4,213,528	[3]	47.3%

[1] The listed beneficial owner has no right to acquire any shares within 60 days of the date of this Information Statement from options, warrants, rights, conversion privileges or similar obligations.

[2] Based on 8,906,909 shares of common stock issued and outstanding as of September 1, 2017.

[3] 4,207,528 of these shares are registered in the name of Workplan Holding Inc., and Christopher Grunder is the sole shareholder of that company.

(ii) Security Ownership of Management

(1) Title of Class	(2) Name and Address of Beneficial Owner	(3) Amount and Nature of Beneficial Owner	(4) Percent of Class [2]
common stock	Christian Winzenried 2316 Pine Ridge Road, 383 Naples, Florida, 34109	Nil	0%
common stock	Suha Hächler 2316 Pine Ridge Road, 383 Naples, Florida, 34109	Nil	0%
common stock	Dr. Philip Grothe 2316 Pine Ridge Road, 383 Naples, Florida, 34109	16,000	0.17%
common stock	Stefan Mühlbauer 2316 Pine Ridge Road, 383 Naples, Florida, 34109	Nil	0%
common stock	Directors and Executive Officers (as a group)	16,000	0.17%

[1] The listed beneficial owner has no right to acquire any shares within 60 days of the date of this Information Statement from options, warrants, rights, conversion privileges or similar obligations excepted as otherwise noted.

[2] Based on 8,906,909 shares of common stock issued and outstanding as of September 1, 2017.

(iii) Changes in Control

SPGX is not aware of any arrangement that may result in a change in control of SPGX.

Sustainable Petroleum Group Inc.

Schedule 14C - Information Statement	Page 5

Item 2. Statement That Proxies Are Not Solicited.

We are not asking you for a proxy and you are requested not to send us a proxy.

Item 3. Interest of Certain Persons in or Opposition to Matters to Be Acted Upon.

Holders of a majority of SPGX’s outstanding shares of common stock approved the Resolutions on September 1, 2017.

At that time none of SPGX’s current or former officers or directors had any financial interest in the Resolutions except to the extent that they were shareholders of SPGX.

Except as otherwise described elsewhere, no director, executive officer, associate of any director or executive officer, or any other person has any substantial interest, direct or indirect, by security holdings or otherwise, in connection with the Resolutions that is not shared by all other holders of SPGX’s common stock. See “b. Voting Securities and Principal Holders Thereof” above.

Management has not received any notice of opposition to the Resolutions.

Item 4. Proposals by Security Holders.

Not applicable as no shareholder proposals have been submitted.

Item 5. Delivery of Documents to Security Holders Sharing an Address.

SPGX will only deliver one information statement to multiple shareholders sharing an address, unless SPGX has received contrary instructions from one or more of the shareholders. Also, SPGX will promptly deliver a separate copy of this information statement and future shareholder communication documents to any shareholder at a shared address to which a single copy of this information statement was delivered, or deliver a single copy of this information statement and future shareholder communication documents to any shareholder or shareholders sharing an address to which multiple copies are now delivered, upon written or oral request to SPGX at the following address and telephone number:

Sustainable Petroleum Group Inc.

2316 Pine Ridge Road, 383

Naples, Florida

34109

239.316.4593

Shareholders may also address future requests regarding delivery of information statements and/or annual reports by contacting SPGX at the address noted above.

Where You Can Find More Information.

SPGX files annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy any reports, statements or other information SPGX files at the Securities and Exchange Commission’s public reference room in Washington, D.C. Please call the Securities and Exchange Commission at 1-800-SEC-0330 for further information on the public reference rooms. SPGX’s filings with the Securities and Exchange Commission are also available to the public from commercial document retrieval services and at the web site maintained by the Securities and Exchange Commission at http://www.sec.gov.

BY ORDER OF THE BOARD OF DIRECTORS

Dated: September 19, 2017	/s/ Christian Winzenried
Christian Winzenried – President & CEO

Sustainable Petroleum Group Inc.